Exhibit 99.1

Contact:
Paul Nungester

EVP and CFO 419.785.8700

PNungester@yourpremierbank.com

FOR IMMEDIATE RELEASE

PREMIER FINANCIAL CORP. ANNOUNCES THIRD QUARTER 2024 RESULTS

Declared dividend of $0.31 per share

Third Quarter Highlights

•
Announced strategic merger with Wesbanco, Inc.
•
Earnings per share of $0.46 or $0.54 excluding transaction costs, increases of $0.01 and $0.09, respectively, from second quarter
•
Average deposits excluding brokereds increased 5% annualized from second quarter
•
Average interest-earning assets increased 1% annualized from second quarter
•
Net interest margin increased four basis points to 2.50% from second quarter
•
Book value per share of $28.43 and tangible book value per share of $19.92, increases of 16% and 24% annualized, respectively, from second quarter

DEFIANCE, OHIO (October 22, 2024) – Premier Financial Corp. (Nasdaq: PFC) (“Premier” or the “Company”) announced today 2024 third quarter results.

Strategic merger

On July 26, 2024, PFC and Wesbanco, Inc. (Nasdaq: WSBC) announced the signing of a definitive merger agreement under which PFC will merge into WSBC in a stock-for-stock transaction. Under the terms of the merger agreement, shareholders of PFC will receive 0.80 shares of WSBC common stock for each share of PFC common stock. Premier Bank, a wholly owned subsidiary of PFC, will merge into Wesbanco Bank, Inc., a wholly owned subsidiary of WSBC. Upon closing, PFC shareholders will own approximately 30% of the combined company. The transaction is expected to close in the first quarter of 2025, subject to the approval of shareholders of both PFC and WSBC and regulatory approvals, as well as satisfaction or waiver of other customary closing conditions. Additional information can be found in the press release announcing the merger dated July 26, 2024.

Quarterly results

Net income for the third quarter of 2024 was $16.7 million, or $0.46 per diluted common share, compared to income of $24.7 million, or $0.69 per diluted common share, for the third quarter of 2023. Third quarter 2024 results included the impact of transaction costs for the strategic merger totaling $2.8 million pre-tax or $0.08 per diluted common share after-tax. Excluding the impact of these transaction costs, third quarter 2024 earnings were $19.3 million or $0.54 per diluted common share.

Net interest income and margin

Net interest income of $50.3 million on a tax equivalent (“TE”) basis in the third quarter of 2024 was up 1.9% from $49.3 million in the second quarter of 2024 and down 7.5% from $54.3 million in the third quarter of 2023. The TE net interest margin of 2.50% in the third quarter of 2024 increased four basis points from 2.46% in the second quarter of 2024 but decreased 23 basis points from 2.73% in the third quarter of 2023. These results are primarily impacted by changes in deposit balances/costs and loan balances/yields.

Total loans including held-for-sale decreased $110.4 million, during the third quarter of 2024, primarily due to an $87.2 million decrease in commercial loans. Total average loan yields increased seven basis points to 5.33% for the third quarter of 2024. This increase was primarily due to origination of higher yielding loans and payoffs of lower yielding loans.

Total deposits decreased $35.9 million during the third quarter of 2024 from the second quarter of 2024 due to a $95.3 million decrease in brokered deposits offset partly by an increase of $59.4 million in customer deposits. Total average interest-bearing deposit costs increased five basis points to 3.15% during the third quarter of 2024 from the second quarter of 2024. This increase was primarily due to new customer acquisitions and continued migration of customers from lower cost to higher cost deposits products.

Beginning in March 2024 and through September 2024, management implemented rate reductions in certain deposit tiers. The benefit of those actions began to be realized in third quarter 2024 as the average cost of customer interest-bearing deposits declined from June to September. In addition, partly due to the Federal Funds Rate reduction in mid-September, wholesale funding average costs for FHLB, brokered deposits and other borrowings also declined from June to September. As a result, total cost of funds decreased and net interest margin increased from June to September.

Non-interest income

Total non-interest income in the third quarter of 2024 of $12.6 million was up 4.1% from $12.1 million in the second quarter of 2024, primarily due to gains on equity securities, but down 5.1% from $13.3 million in the third quarter of 2023, primarily due to mortgage banking income. Mortgage banking income decreased $0.9 million on a linked quarter basis and $2.1 million from third quarter 2023, primarily as a result of fluctuations in gain on sale margins and MSR valuation adjustments. During the third quarter of 2024, the company completed an aged loans sale that reduced gains on sale by approximately $0.3 million.

Security gains were $410 thousand in the third quarter of 2024, compared to losses of $176 thousand in the second quarter of 2024 and gains of $256 thousand in the third quarter of 2023, primarily due to valuation changes on equity securities. Service fees in the third quarter of 2024 were $7.8 million, a 10.7% increase from $7.0 million in the second quarter of 2024, and an 11.6% increase from $6.9 million in the third quarter of 2023. This change was primarily due to fluctuations in loan fees, including commercial customer swap activity. Wealth management income of $1.9 million in the third quarter of 2024 was up slightly from $1.8 million in the second quarter of 2024 and 24.5% higher than $1.5 million in the third quarter of 2023. BOLI income of $1.2 million in the third quarter of 2024, compared to $1.2 million in the second quarter of 2024, and $1.1 million in the third quarter of 2023 with no claim gains in any period.

Non-interest expenses

Excluding transaction costs, non-interest expenses in the third quarter of 2024 were $39.1 million, a 2.5% increase from $38.2 million in the second quarter of 2024, and a 2.8% increase from $38.1 million in the third quarter of 2023. Compensation and benefits were $21.8 million in the third quarter of 2024, compared to $21.4 million in the second quarter of 2024 and $21.8 million in the third quarter of 2023. The linked quarter increase was primarily due to higher health insurance costs. Data processing costs were $5.1 million in the third quarter of 2024, compared to $5.1 million in the second quarter of 2024 and $4.0 million in the third quarter of 2023, with the year-over-year increase primarily due to the new digital platform launched in October 2023. All other non-interest expenses increased a net $0.5 million on a linked quarter basis and a net $49 thousand from third quarter 2023 primarily due to a $0.2 million of loss on sale for a closed branch. The core efficiency ratio for the third quarter of 2024 was 62.7% compared to 62.0% in the second quarter of 2024 and 56.5% in the third quarter of 2023. The ratio of core non-interest expenses to average assets was 1.79% for the third quarter of 2024 compared to 1.78% for the second quarter of 2024 and from 1.76% for the third quarter of 2023.

Credit quality

Non-performing assets totaled $82.3 million, or 0.94% of assets, at September 30, 2024, an increase from $64.6 million at June 30, 2024, and from $39.9 million at September 30, 2023. The linked quarter increase was primarily due to two multifamily commercial relationships. Loan delinquencies decreased to $17.2 million, or 0.25% of loans, at September 30, 2024, from $24.6 million at June 30, 2024, and from $17.2 million at September 30, 2023. Criticized loans totaled $245.7 million, or 3.62% of loans, as of September 30, 2024, an increase from $207.8 million at June 30, 2024, and from $161.1 million at September 30, 2023.

The 2024 third quarter results include net charge-offs of $0.6 million and a total provision benefit of $0.3 million, compared with net loan recoveries of $0.3 million and a total provision benefit of $0.8 million for the same period in 2023. The change in provision is primarily due to lower loan balances. The allowance for credit losses as a percentage of total loans was 1.16% at September 30, 2024, compared with 1.16% at June 30, 2024, and 1.14% at September 30, 2023.

Year to date results

Net income for the first nine months of 2024 was $50.6 million, or $1.41 per diluted common share, compared to income of $91.2 million, or $2.55 per diluted common share for the first nine months of 2023. 2024 results included the impact of transaction costs for the strategic merger totaling $2.8 million pre-tax or $0.08 per diluted common share after-tax. Excluding the impact of these transaction costs, 2024 core earnings were $53.3 million or $1.49 per diluted common share. 2023 results included the impact of the insurance agency sale for a net gain on sale after transaction costs of $32.6 million pre-tax or $0.67 per diluted common share after-tax. Excluding the impact of this item, 2023 core earnings were income of $67.1 million or $1.87 per diluted common share.

Net interest income of $149.2 million on a TE basis for the first nine months of 2024 was down 9.4% from $164.8 million in the first nine months of 2023. The TE net interest margin of 2.49% in the first nine months of 2024 decreased 29 basis points from 2.78% in the first nine months of 2023. These results are positively impacted by higher loan yields, which were 5.26% for the first nine months of 2024 compared to 4.88% in the first nine months of 2023. These results are negatively impacted by an increase in the cost of funds in the first nine months of 2024 of 2.59%, up 72 basis points from the first nine months of 2023. The year-over-year increase is largely due to increasing costs of customer deposits.

Total non-interest income in the first nine months of 2024 of $37.1 million was up 9.6% from $33.9 million in the first nine months of 2023, excluding insurance commissions and the gain on the sale of the insurance agency. Mortgage banking income decreased $0.3 million year-over-year primarily as a result of a $0.6 million decrease in gains due to lower margins.

Security gains were $0.2 million in the first nine months of 2024 compared to $1.1 million in losses during the first nine months of 2023, primarily due to valuations on equity securities. The company also sold $21 million of AFS securities for a $27 thousand gain with average yields less than FHLB borrowing rates during the first nine months of 2023. Service fees in the first nine months of 2024 were $21.2 million, a 3.2% increase from $20.6 million in the first nine months of 2023, primarily due to fluctuations in loan fees including commercial customer swap activity and consumer activity for interchange and ATM/NSF charges. Due to the insurance agency sale on June 30, 2023, there were no insurance commissions in the first nine months of 2024, compared to $8.9 million in the first nine months of 2023. Wealth management income of $5.4 million in the first nine months of 2024 was up 19.9% from $4.5 million in the first nine months of 2023. BOLI income of $4.1 million in the first nine months of 2024 included $0.5 million of claim gains, compared to $3.5 million in the first nine months of 2023, including $0.4 million of claim gains.

Excluding transaction costs, non-interest expenses in the first nine months of 2024 were $117.2 million, a 3.7% decrease from $121.7 million in the first nine months of 2023. Compensation and benefits were $66.5 million in the first nine months of 2024, compared to $71.6 million in the first nine months of 2023. The year-over-year decrease was primarily due to the insurance agency sale, partially offset by costs related to higher staffing levels and higher base compensation, including 2024 annual merit adjustments. FDIC premiums decreased $1.0 million on a year-over-year basis primarily due to lower rates. Data processing costs were $14.8 million in the first nine months of 2024, compared to $11.5 million in the first nine months of 2023, with the year-over-year increase primarily due to the new digital platform launched in October 2023. All other non-interest expenses decreased a net $1.7 million on a year-over-year basis due to the insurance agency sale and cost saving initiatives. The core efficiency ratio for the first nine months of 2024 of 63.0% increased from 58.3% in the first nine months of 2023 due to lower revenues partly offset by cost saving initiatives that began during the second quarter of 2023. The ratio of core non-interest expenses to average assets improved to 1.81% for the first nine months of 2024 from 1.91% for the first nine months of 2023.

The 2024 first nine months results include net loan charge-offs of $3.6 million and a total provision expense of $2.5 million, compared with net loan charge-offs of $1.9 million and a total provision expense of $3.5 million for the same period in 2023. The year-over-year change in provision expense is primarily due to a decrease in loans during the first nine months of 2024 compared to an increase in loans during the first nine months of 2023.

Total assets at $8.73 billion

Total assets at September 30, 2024, were $8.73 billion, compared to $8.78 billion at June 30, 2024, and $8.56 billion at September 30, 2023. Loans receivable were $6.59 billion at September 30, 2024, compared to $6.68 billion at June 30, 2024, and $6.70 billion at September 30, 2023. Securities at September 30, 2024, were $1.20 billion, compared to $1.09 billion at June 30, 2024, and $0.92 billion at September 30, 2023. All securities are either AFS or trading and are reflected at fair value on the balance sheet. Also, at September 30, 2024, goodwill and other intangible assets totaled $304.9 million compared to $305.9 million at June 30, 2024, and $308.8 million at September 30, 2023, with the decreases due to amortization of intangibles.

Total non-brokered deposits at September 30, 2024, were $6.86 billion, compared with $6.80 billion at June 30, 2024, and $6.67 billion at September 30, 2023. Brokered deposits were $287.4 million at September 30, 2024, compared to $382.7 million at June 30, 2024 and $392.2 million at September 30, 2023. FHLB borrowings decreased to $345.0 million at September 30, 2024, from $393.0 million at June 30, 2024, but increased from $339.0 million at September 30, 2023.

Total stockholders’ equity was $1.02 billion at September 30, 2024, compared to $0.98 billion at June 30, 2024, and $0.92 billion at September 30, 2023, with the increases primarily due to improvements in accumulated other comprehensive income. Excluding goodwill and intangibles, tangible equity was $714.1 million at September 30, 2024, an increase from $673.3 million at June 30, 2024, and from $610.7 million at September 30, 2023.

Regulatory ratios all improved during the third quarter of 2024, including CET1 of 12.17%, Tier 1 of 12.67% and Total Capital of 14.53%. All of these ratios also exceed well-capitalized guidelines pro forma for including accumulated other comprehensive income (“AOCI”), including CET1 of 10.32%, Tier 1 of 10.82% and Total Capital of 12.68%.

Dividend to be paid November 15

The Board of Directors declared a quarterly cash dividend of $0.31 per common share payable November 15, 2024, to shareholders of record at the close of business on November 8, 2024. The dividend represents an annual dividend yield of 5.2% percent based on the Premier common stock closing price on October 21, 2024. Premier has approximately 35,841,000 common shares outstanding.

About Premier Financial Corp.

Premier Financial Corp. (Nasdaq: PFC), headquartered in Defiance, Ohio, is the holding company for Premier Bank. Premier Bank, headquartered in Youngstown, Ohio, operates 73 branches and 9 loan offices in Ohio, Michigan, Indiana and Pennsylvania and also serves clients through a team of wealth professionals dedicated to each community banking branch. For more information, visit the company’s website at PremierFinCorp.com.

Financial Statements and Highlights Follow-

Safe Harbor Statement

This document may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements may include, but are not limited to, statements regarding projections, forecasts, goals and plans of Premier Financial Corp. (“Premier”) and its management, and include statements related to the expected timing, completion and benefits of the proposed merger with WesBanco, Inc. (“WesBanco”) (the ‘Merger”), future movements of interest rates, loan or deposit production levels, future credit quality ratios, future strength in the market area, and growth projections. These statements do not describe historical or current facts and may be identified by words such as “intend,” “intent,” “believe,” “expect,” “estimate,” “target,” “plan,” “anticipate,” or similar words or phrases, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “may,” “can,” or similar verbs. There can be no assurances that the forward-looking statements included in this document will prove to be accurate. In light of the significant uncertainties in the forward-looking statements, the inclusion of such information should not be regarded as a representation by Premier or any other persons, that our objectives and plans will be achieved, including with respect to the Merger. Forward-looking statements involve numerous risks and uncertainties, any one or more of which could affect Premier’s business and financial results in future periods and could cause actual results to differ materially from plans and projections. Factors that could cause or contribute to such differences include, but are not limited to, (1) the businesses of Premier and WesBanco may not be integrated successfully or such integration may take longer to accomplish than expected, (2) the expected cost savings and any revenue synergies from the proposed Merger may not be fully realized within the expected timeframes, (3) disruption from the proposed Merger may make it more difficult to maintain relationships with customers, associates, or suppliers, (4) the required governmental approvals of the proposed Merger may not be obtained on the expected terms and schedule, (5) Premier’s shareholders and/or WesBanco’s shareholders may not approve the proposed Merger and the merger agreement, and WesBanco’s shareholders may not approve the issuance of shares of WesBanco common stock in the proposed Merger. Further information regarding additional factors that could affect the forward-looking statements can be found in the cautionary language included under the headings “Cautionary Note Regarding Forward-Looking Statements” (in the case of Premier), “Forward-Looking Statements” (in the case of WesBanco), and “Risk Factors” in Premier’s and WesBanco’s Annual Reports on Form 10-K for the year ended December 31, 2023, and other documents subsequently filed by Premier and WesBanco with the SEC. These risks and uncertainties include other risks and uncertainties detailed from time to time in our Securities and Exchange Commission (SEC) filings, including our Annual Report on Form 10-K for the year ended December 31, 2023 and any further amendments thereto. All forward-looking statements made in this document are based on information presently available to the management of Premier and speak only as of the date on which they are made. We assume no obligation to update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by law. As required by U.S. GAAP, Premier will evaluate the impact of subsequent events through the issuance date of its September 30, 2024, consolidated financial statements as part of its Quarterly Report on Form 10-Q to be filed with the SEC, including with respect to the Merger. Accordingly, subsequent events could occur that may cause Premier to update its critical accounting estimates and to revise its financial information from that which is contained in this news release.

Non-GAAP Reporting Measures

We believe that net income, as defined by U.S. GAAP, is the most appropriate earnings measurement. However, we consider core net interest income, core net income and core pre-tax pre-provision income to be useful supplemental measures of our operating performance. We define core net interest income as net interest income on a tax-equivalent basis excluding income from PPP loans and purchase accounting marks accretion. We define core net income as net income excluding the after-tax impacts of the insurance agency gain on sale and transaction costs. We define core pre-tax pre-provision income as pre-tax pre-provision income excluding the pre-tax impact of the insurance agency gain on sale and transaction costs. We believe that these metrics are useful supplemental measures of operating performance because investors and equity analysts may use these measures to compare the operating performance of the Company between periods or as compared to other financial institutions or other companies on a consistent basis without having to account for income from PPP loans, purchase accounting marks accretion, or the insurance agency sale. Our supplemental reporting measures and similarly entitled financial measures are widely used by investors, equity and debt analysts and ratings agencies in the valuation, comparison, rating and investment recommendations of companies. Our management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions. Additionally, they are utilized by the Board of Directors to evaluate management. The supplemental reporting measures do not represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity. Finally, the supplemental reporting measures, as defined by us, may not be comparable to similarly entitled items reported by other financial institutions or other companies. Please see the exhibits for reconciliations of our non-GAAP reporting measures.

Consolidated Balance Sheets (Unaudited)
Premier Financial Corp.

	September 30,	June 30,	March 31,	December 31,	September 30,
(in thousands)	2024	2024	2024	2023	2023

Assets
Cash and cash equivalents
Cash and amounts due from depositories	$84,573	$72,053	$57,956	$81,973	$70,642
Interest-bearing deposits	40,709	83,598	31,725	32,783	46,855
	125,282	155,651	89,681	114,756	117,497

Available-for-sale, carried at fair value	1,196,258	1,081,120	1,014,433	946,708	911,184
Equity securities, carried at fair value	5,970	5,559	5,736	5,773	5,860
Securities investments	1,202,228	1,086,679	1,020,169	952,481	917,044

Loans (1)	6,588,728	6,682,138	6,693,745	6,739,387	6,696,869
Allowance for credit losses - loans	(76,142)	(77,222)	(76,679)	(76,512)	(76,513)
Loans, net	6,512,586	6,604,916	6,617,066	6,662,875	6,620,356
Loans held for sale	121,611	138,604	137,523	145,641	135,218
Mortgage servicing rights	17,650	18,140	18,628	18,696	19,642
Accrued interest receivable	34,959	35,334	34,795	33,446	34,648
Federal Home Loan Bank stock	24,315	32,189	26,075	21,760	25,049
Bank Owned Life Insurance	184,655	183,409	182,203	181,544	172,906
Office properties and equipment	54,414	55,073	57,231	56,878	55,679
Real estate and other assets held for sale	326	394	255	243	387
Goodwill	295,602	295,602	295,602	295,602	295,602
Core deposit and other intangibles	9,346	10,250	11,196	12,186	13,220
Other assets	146,331	162,452	140,630	129,841	155,628
Total Assets	$8,729,305	$8,778,693	$8,631,054	$8,625,949	$8,562,876

Liabilities and Stockholders’ Equity
Non-interest-bearing deposits	$1,425,182	$1,438,764	$1,467,161	$1,591,979	$1,545,595
Interest-bearing deposits	5,430,061	5,357,112	5,347,444	5,209,123	5,127,863
Brokered deposits	287,393	382,678	368,782	341,944	392,181
Total deposits	7,142,636	7,178,554	7,183,387	7,143,046	7,065,639
Advances from FHLB	345,000	393,000	253,000	280,000	339,000
Subordinated debentures	85,324	85,292	85,261	85,229	85,197
Advance payments by borrowers	13,358	13,391	16,861	23,277	22,781
Reserve for credit losses - unfunded commitments	3,722	3,343	3,614	4,307	4,690
Other liabilities	120,258	125,984	114,590	114,463	126,002
Total Liabilities	7,710,298	7,799,564	7,656,713	7,650,322	7,643,309
Stockholders’ Equity
Preferred stock	-	-	-	-	-
Common stock, net	306	306	306	306	306
Additional paid-in-capital	690,150	689,743	689,468	690,585	690,038
Accumulated other comprehensive income (loss)	(129,149)	(163,038)	(162,081)	(153,719)	(200,282)

Retained earnings	587,269	581,715	576,648	569,937	560,945
Treasury stock, at cost	(129,569)	(129,597)	(130,000)	(131,482)	(131,440)
Total Stockholders’ Equity	1,019,007	979,129	974,341	975,627	919,567
Total Liabilities and Stockholders’ Equity	$8,729,305	$8,778,693	$8,631,054	$8,625,949	$8,562,876

(1) Includes PPP loans of:	$324	$369	$417	$469	$526

Consolidated Statements of Income (Unaudited)
Premier Financial Corp.
	Three Months Ended					Nine Months Ended
(in thousands, except per share amounts)	9/30/24	6/30/24	3/31/24	12/31/23	9/30/23	9/30/24	9/30/23
Interest Income:
Loans	$88,942	$88,560	$87,597	$87,924	$86,612	$265,099	$244,285
Investment securities	9,978	8,666	7,602	7,013	6,943	26,246	21,201
Interest-bearing deposits	654	638	609	740	652	1,901	1,737
FHLB stock dividends	595	606	534	621	690	1,735	1,989
Total interest income	100,169	98,470	96,342	96,298	94,897	294,981	269,212
Interest Expense:
Deposits	45,529	43,927	42,567	39,250	34,874	132,023	83,157
FHLB advances	3,307	4,159	3,039	3,328	4,597	10,505	18,150
Subordinated debentures	1,152	1,159	1,162	1,169	1,162	3,473	3,362
Notes Payable	-	-	-	-	-	-	-
Total interest expense	49,988	49,245	46,768	43,747	40,633	146,001	104,669
Net interest income	50,181	49,225	49,574	52,551	54,264	148,980	164,543
Provision (benefit) for credit losses - loans	(475)	3,173	560	2,143	245	3,258	5,599
Provision (benefit) for credit losses - unfunded commitments	185	(271)	(693)	(382)	(1,018)	(780)	(2,126)
Total provision (benefit) for credit losses	(290)	2,902	(133)	1,761	(773)	2,478	3,473
Net interest income after provision	50,471	46,323	49,707	50,790	55,037	146,502	161,070
Non-interest Income:
Service fees and other charges	7,756	7,008	6,467	6,761	6,947	21,231	20,564
Mortgage banking income	1,194	2,047	2,350	802	3,274	5,591	5,940
Gain (loss) on sale of non-mortgage loans	-	-	67	94	-	67	71
Gain (loss) on sale of available for sale securities	-	-	-	10	-	-	27
Gain (loss) on equity securities	410	(176)	(37)	665	256	197	(1,118)
Gain on sale of insurance agency	-	-	-	-	-	-	36,296
Insurance commissions	-	-	-	-	-	-	8,856
Wealth management income	1,878	1,842	1,713	1,791	1,509	5,433	4,531
Income from Bank Owned Life Insurance	1,245	1,207	1,697	1,532	1,050	4,149	3,482
Other non-interest income	91	150	239	134	217	480	412
Total non-interest Income	12,574	12,078	12,496	11,789	13,253	37,148	79,061
Non-interest Expense:
Compensation and benefits	21,794	21,353	23,394	20,963	21,813	66,541	71,646
Occupancy	3,462	3,434	3,365	3,318	3,145	10,261	10,039
FDIC insurance premium	1,200	1,150	1,120	1,383	1,346	3,470	4,420
Financial institutions tax	1,007	980	1,035	761	989	3,022	2,802
Data processing	5,055	5,067	4,670	4,678	4,010	14,792	11,513
Amortization of intangibles	904	946	990	1,033	1,078	2,840	3,571
Other non-interest expense	5,704	5,228	5,326	5,757	5,671	16,259	17,695
Total non-interest operating expenses	39,126	38,158	39,900	37,893	38,052	117,185	121,686
Transaction costs	2,789	50	-	-	-	2,839	3,652
Total non-interest expenses	41,915	38,208	39,900	37,893	38,052	120,024	125,338

Income (loss) before income taxes	21,130	20,193	22,303	24,686	30,238	63,626	114,793
Income tax expense (benefit)	4,465	4,017	4,514	4,616	5,551	12,996	23,566
Net income (loss)	$16,665	$16,176	$17,789	$20,070	$24,687	$50,630	$91,227

Earnings per common share:
Basic	$0.46	$0.45	$0.50	$0.56	$0.69	$1.41	$2.55
Diluted	$0.46	$0.45	$0.50	$0.56	$0.69	$1.41	$2.55

Average Shares Outstanding:
Basic	35,692	35,715	35,772	35,655	35,730	35,674	35,701
Diluted	35,737	35,793	35,771	35,772	35,794	35,778	35,769

Premier Financial Corp.
Selected Quarterly Information
	Three Months Ended					Nine Months Ended
(dollars in thousands, except per share data)	9/30/24	6/30/24	3/31/24	12/31/23	9/30/23	9/30/24	9/30/23
Summary of Operations
Tax-equivalent interest income (1)	$100,243	$98,542	$96,417	$96,340	$94,951	$295,202	$269,437
Interest expense	49,988	49,245	46,768	43,747	40,633	146,001	104,669
Tax-equivalent net interest income (1)	50,255	49,297	49,649	52,593	54,318	149,201	164,768
Provision expense for credit losses	(290)	2,902	(133)	1,761	(773)	2,478	3,473
Non-interest income (ex securities gains/losses)	12,164	12,254	12,533	11,114	12,997	36,951	80,152
Core non-interest income (ex securities gains/losses) (2)	12,164	12,254	12,533	11,114	12,997	36,951	43,856
Non-interest expense	41,915	38,208	39,900	37,893	38,052	120,024	125,338
Core non-interest expense (2)	39,126	38,158	39,900	37,893	38,052	117,185	121,686
Income tax expense (benefit)	4,465	4,017	4,514	4,616	5,551	12,996	23,566
Net income (loss)	16,665	16,176	17,789	20,070	24,687	50,630	91,227
Core net income (2)	19,289	16,215	17,789	20,070	24,687	53,293	67,066
Tax equivalent adjustment (1)	74	72	75	42	54	221	225
At Period End
Total assets	$8,729,305	$8,778,693	$8,631,054	$8,625,949	$8,562,876
Goodwill and intangibles	304,948	305,852	306,798	307,788	308,822
Tangible assets (3)	8,424,357	8,472,841	8,324,256	8,318,161	8,254,054
Earning assets	7,901,449	7,945,986	7,832,558	7,815,540	7,744,522
Loans	6,588,728	6,682,138	6,693,745	6,739,387	6,696,869
Allowance for loan losses	76,142	77,222	76,679	76,512	76,513
Deposits	7,142,636	7,178,554	7,183,387	7,143,046	7,065,639
Stockholders’ equity	1,019,007	979,129	974,341	975,627	919,567
Stockholders’ equity / assets	11.67%	11.15%	11.29%	11.31%	10.74%
Tangible equity (3)	714,059	673,277	667,543	667,839	610,745
Tangible equity / tangible assets	8.48%	7.95%	8.02%	8.03%	7.40%
Average Balances
Total assets	$8,696,051	$8,646,024	$8,591,947	$8,536,193	$8,582,219	$8,644,861	$8,538,248
Earning assets	8,036,417	8,016,157	7,956,887	7,936,648	7,969,363	8,003,275	7,904,565
Loans	6,679,329	6,730,698	6,745,823	6,754,782	6,763,232	6,718,474	6,671,687
Deposits and interest-bearing liabilities	7,556,923	7,533,717	7,476,431	7,447,324	7,486,595	7,522,483	7,470,774
Deposits	7,205,367	7,119,191	7,144,343	7,098,265	7,045,827	7,156,479	6,893,762
Stockholders’ equity	997,845	968,451	974,560	930,835	939,456	980,349	920,967

Goodwill and intangibles	305,380	306,303	307,226	308,243	309,330	306,300	326,771
Tangible equity (3)	692,465	662,148	667,334	622,592	630,126	674,049	594,196
Per Common Share Data
Earnings per share ("EPS") - Basic	$0.46	$0.45	$0.50	$0.56	$0.69	$1.41	$2.55
EPS - Diluted	0.46	0.45	0.50	0.56	0.69	1.41	2.55
EPS - Core diluted (2)	0.54	0.45	0.50	0.56	0.69	1.49	1.87
Dividends Paid	0.31	0.31	0.31	0.31	0.31	0.93	0.93
Market Value:
High	$26.40	$21.30	$24.50	$24.87	$22.89	$26.40	$27.99
Low	19.47	18.72	18.68	15.79	15.70	18.63	13.60
Close	23.48	20.46	20.30	24.10	17.06	23.48	17.06
Common Book Value	28.43	27.32	27.20	27.31	25.74
Tangible Common Book Value (3)	19.92	18.79	18.64	18.69	17.09
Shares outstanding, end of period (000s)	35,841	35,840	35,817	35,730	35,731
Performance Ratios (annualized)
Tax-equivalent net interest margin (1)	2.50%	2.46%	2.50%	2.65%	2.73%	2.49%	2.78%
Return on average assets	0.76%	0.75%	0.83%	0.93%	1.14%	0.78%	1.43%
Core return on average assets (2)	0.88%	0.75%	0.83%	0.93%	1.14%	0.82%	1.05%
Return on average equity	6.64%	6.72%	7.34%	8.55%	10.43%	6.90%	13.24%
Core return on average equity (2)	7.69%	6.73%	7.34%	8.55%	10.43%	7.26%	9.74%
Return on average tangible equity	9.57%	9.83%	10.72%	12.79%	15.54%	10.03%	20.53%
Core return on average tangible equity (2)	11.08%	9.85%	10.72%	12.79%	15.54%	10.56%	15.09%
Efficiency ratio (4)	67.15%	62.08%	64.17%	59.48%	56.53%	64.48%	51.18%
Core efficiency ratio (2)	62.68%	61.99%	64.17%	59.48%	56.53%	62.95%	58.33%
Non-interest expenses / average assets	1.92%	1.78%	1.87%	1.76%	1.76%	1.85%	1.96%
Core non-interest expenses / average assets	1.79%	1.78%	1.87%	1.76%	1.76%	1.81%	1.91%
Effective tax rate	21.13%	19.89%	20.24%	18.70%	18.36%	20.43%	20.53%
Core effective tax rate	19.36%	19.90%	20.24%	18.70%	18.36%	19.82%	18.36%
Common dividend payout ratio	67.39%	68.89%	62.00%	55.36%	44.93%	65.96%	36.47%
Core common dividend payout ratio	57.41%	68.89%	62.00%	55.36%	44.93%	62.42%	49.73%
(1) Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 21%.
(2) Core items exclude the impact of strategic merger and insurance agency disposition related items. See non-GAAP reconciliations.

(3) Tangible assets = total assets less the sum of goodwill and core deposit and other intangibles. Tangible equity = total stockholders' equity less the sum of goodwill, core deposit and other intangibles, and preferred stock. Tangible common book value = tangible equity divided by shares outstanding at the end of the period.

(4) Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains or losses, net.

Premier Financial Corp.
Yield Analysis
(dollars in thousands)	Three Months Ended						Nine Months Ended
	9/30/24	6/30/24	3/31/24	12/31/23	9/30/23		9/30/24	9/30/23
Average Balances
Interest-earning assets:
Loans receivable (1)	$6,679,329	$6,730,698	$6,745,823	$6,754,782	$6,763,232		$6,718,474	$6,671,687
Securities	1,293,427	1,221,006	1,152,346	1,121,231	1,137,730		1,222,519	1,160,987
Interest Bearing Deposits	37,197	37,226	34,924	36,761	38,210		36,452	36,677
FHLB stock	26,464	27,227	23,794	23,874	30,191		25,830	35,214
Total interest-earning assets	8,036,417	8,016,157	7,956,887	7,936,648	7,969,363	-	8,003,275	7,904,565
Non-interest-earning assets	659,634	629,867	635,060	599,545	612,856	-	641,586	633,683
Total assets	$8,696,051	$8,646,024	$8,591,947	$8,536,193	$8,582,219		$8,644,861	$8,538,248
Deposits and Interest-bearing Liabilities:
Interest bearing deposits	$5,780,002	$5,669,033	$5,650,823	$5,541,498	$5,490,945		$5,700,244	$5,256,571
FHLB advances and other	266,250	329,253	246,846	263,848	355,576		280,730	491,861
Subordinated debentures	85,306	85,273	85,242	85,211	85,179		85,274	85,147
Notes payable	-	-	-	-	13		-	4
Total interest-bearing liabilities	6,131,558	6,083,559	5,982,911	5,890,557	5,931,713		6,066,248	5,833,583
Non-interest bearing deposits	1,425,365	1,450,158	1,493,520	1,556,767	1,554,882		1,456,235	1,637,191
Total including non-interest-bearing deposits	7,556,923	7,533,717	7,476,431	7,447,324	7,486,595		7,522,483	7,470,774
Other non-interest-bearing liabilities	141,283	143,856	140,956	158,034	156,168		142,029	146,507
Total liabilities	7,698,206	7,677,573	7,617,387	7,605,358	7,642,763		7,664,512	7,617,281
Stockholders' equity	997,845	968,451	974,560	930,835	939,456		980,349	920,967
Total liabilities and stockholders' equity	$8,696,051	$8,646,024	$8,591,947	$8,536,193	$8,582,219		$8,644,861	$8,538,248
IEAs/IBLs	131%	132%	133%	135%	134%		132%	136%

Interest Income/Expense
Interest-earning assets:
Loans receivable (2)	$88,949	$88,567	$87,603	$87,929	$86,618		$265,119	$244,303
Securities (2)	10,045	8,731	7,671	7,050	6,991		26,447	21,408
Interest Bearing Deposits	654	638	609	740	652		1,901	1,737
FHLB stock	595	606	534	621	690		1,735	1,989
Total interest-earning assets	100,243	98,542	96,417	96,340	94,951		295,202	269,437

Deposits and Interest-bearing Liabilities:
Interest bearing deposits	$45,529	$43,927	$42,567	$39,250	$34,874	$132,023	$83,157
FHLB advances and other	3,307	4,159	3,039	3,328	4,597	10,505	18,150
Subordinated debentures	1,152	1,159	1,162	1,169	1,162	3,473	3,362
Notes payable	-	-	-	-	-	-	-
Total interest-bearing liabilities	49,988	49,245	46,768	43,747	40,633	146,001	104,669
Non-interest bearing deposits	-	-	-	-	-	-	-
Total including non-interest-bearing deposits	49,988	49,245	46,768	43,747	40,633	146,001	104,669
Net interest income	$50,255	$49,297	$49,649	$52,593	$54,318	$149,201	$164,768

Annualized Average Rates
Interest-earning assets:
Loans receivable	5.33%	5.26%	5.19%	5.21%	5.12%	5.26%	4.88%
Securities (3)	3.11%	2.86%	2.66%	2.52%	2.46%	2.88%	2.46%
Interest Bearing Deposits	7.03%	6.86%	6.98%	8.05%	6.83%	6.95%	6.31%
FHLB stock	8.99%	8.90%	8.98%	10.40%	9.14%	8.96%	7.53%
Total interest-earning assets	4.99%	4.92%	4.85%	4.86%	4.77%	4.92%	4.54%
Deposits and Interest-bearing Liabilities:
Interest bearing deposits	3.15%	3.10%	3.01%	2.83%	2.54%	3.09%	2.11%
FHLB advances and other	4.97%	5.05%	4.92%	5.05%	5.17%	4.99%	4.92%
Subordinated debentures	5.40%	5.44%	5.45%	5.49%	5.46%	5.43%	5.26%
Notes payable	-	-	-	-	-	-	-
Total interest-bearing liabilities	3.26%	3.24%	3.13%	2.97%	2.74%	3.21%	2.39%
Non-interest bearing deposits	-	-	-	-	-	-	-
Total including non-interest-bearing deposits	2.65%	2.61%	2.50%	2.35%	2.17%	2.59%	1.87%
Net interest spread	1.73%	1.68%	1.72%	1.89%	2.03%	1.71%	2.15%
Net interest margin (4)	2.50%	2.46%	2.50%	2.65%	2.73%	2.49%	2.78%

(1) Includes average PPP loans of:	$346	$394	$442	$495	$553	$394	$729

(2) Interest on certain tax exempt loans and securities is not taxable for Federal income tax purposes. In order to compare the tax-exempt yields on these assets to taxable yields, the interest earned on these assets is adjusted to a pre-tax equivalent amount based on the marginal corporate federal income tax rate of 21%.

(3) Securities yield = annualized interest income divided by the average balance of securities, excluding average unrealized gains/losses.
(4) Net interest margin is tax equivalent net interest income divided by average interest-earning assets.

Premier Financial Corp.
Deposits and Liquidity
(dollars in thousands)
	As of and for the Three Months Ended
	9/30/24	6/30/24	3/31/24	12/31/23	9/30/23
Ending Balances
Non-interest-bearing demand deposits	$1,425,182	$1,438,764	$1,467,161	$1,591,979	$1,545,595
Savings deposits	616,910	632,831	656,122	677,679	709,938
Interest-bearing demand deposits	514,886	530,932	553,331	565,757	580,069
Money market account deposits	1,460,631	1,437,688	1,426,809	1,374,526	1,279,551
Time deposits	1,061,275	1,052,934	1,051,955	998,002	925,353
Public funds, ICS and CDARS deposits	1,776,359	1,702,727	1,659,227	1,593,159	1,632,952
Brokered deposits	287,393	382,678	368,782	341,944	392,181
Total deposits	$7,142,636	$7,178,554	$7,183,387	$7,143,046	$7,065,639

Average Balances
Non-interest-bearing demand deposits	$1,425,365	$1,450,158	$1,493,520	$1,556,767	$1,554,882
Savings deposits	625,633	643,523	663,786	691,295	728,545
Interest-bearing demand deposits	522,535	546,496	547,168	557,210	575,744
Money market account deposits	1,473,901	1,430,619	1,411,075	1,331,623	1,278,381
Time deposits	1,057,478	1,049,566	1,025,946	959,420	912,579
Public funds, ICS and CDARS deposits	1,734,495	1,636,188	1,618,554	1,614,339	1,573,213
Brokered deposits	365,960	362,641	384,294	387,611	422,483
Total deposits	$7,205,367	$7,119,191	$7,144,343	$7,098,265	$7,045,827

Average Rates
Non-interest-bearing demand deposits	0.00%	0.00%	0.00%	0.00%	0.00%
Savings deposits	0.10%	0.03%	0.03%	0.03%	0.03%
Interest-bearing demand deposits	0.07%	0.08%	0.12%	0.13%	0.11%
Money market account deposits	3.00%	2.94%	2.83%	2.65%	2.02%
Time deposits	3.90%	3.80%	3.55%	3.15%	2.68%
Public funds, ICS and CDARS deposits	4.38%	4.52%	4.48%	4.30%	4.18%
Brokered deposits	5.40%	5.32%	5.33%	5.46%	5.36%
Total deposits	2.53%	2.47%	2.38%	2.21%	1.98%

Other Deposits Data
Loans/Deposits Ratio	92.2%	93.1%	93.2%	94.3%	94.8%
Uninsured deposits %	33.4%	32.5%	32.6%	33.1%	32.8%
Adjusted uninsured deposits % (1)	17.7%	17.0%	17.6%	18.9%	17.7%
Top 20 depositors %	15.1%	14.4%	14.0%	13.9%	14.1%
Public funds %	19.6%	18.9%	18.5%	17.9%	18.8%
Average account size (excluding brokered)	$27.8	$27.5	$27.0	$26.9	$27.1

Securities Data
Held-to-maturity (HTM) at fair value	$-	$-	$-	$-	$-
Available-for-sale (AFS) at fair value (2)	1,196,258	1,081,120	1,014,433	946,708	911,184
Equity investment at fair value (3)	5,970	5,559	5,736	5,773	5,860
Total securities at fair value	$1,202,228	$1,086,679	$1,020,169	$952,481	$917,044
Cash+Securities/Assets	15.2%	14.2%	12.9%	12.4%	12.1%

Projected AFS cash flow in next 12 months	$138,984	$115,609	$89,563	$69,067	$66,495
AFS average life (years)	4.4	4.9	5.3	6.2	6.5

Liquidity Sources
Cash and cash equivalents	$125,282	$155,651	$89,681	$114,756	$117,497
Unpledged securities at fair value	578,810	477,776	398,610	314,385	280,916
FHLB borrowing capacity	1,008,061	1,247,632	1,383,086	1,336,707	1,311,091
Brokered deposits	582,816	492,359	491,447	513,767	316,697
Bank and parent lines of credit	70,000	70,000	70,000	70,000	70,000
Federal Reserve - Discount Window and BTFP (4)	722,912	702,712	680,456	620,518	471,395
Total	$3,087,881	$3,146,130	$3,113,280	$2,970,133	$2,567,596
Total liquidity to adjusted uninsured deposits ratio	241.5%	255.7%	244.7%	218.3%	204.0%

(1) Adjusted for collateralized deposits, other insured deposits and intra-company accounts.
(2) Mark-to-market included in accumulated other comprehensive income.
(3) Mark-to-market included in net income each quarter.
(4) Includes capacity related to unpledged securities at par value in excess of fair value under Bank Term Funding Program prior to 3/31/24.

Premier Financial Corp.
Loans and Capital
(dollars in thousands)
	9/30/24	6/30/24	3/31/24	12/31/23	9/30/23
Loan Portfolio Composition
Residential real estate	$1,806,389	$1,805,984	$1,816,416	$1,810,265	$1,797,676
Residential real estate construction	3,248	9,649	15,009	28,794	51,637
Total residential loans	1,809,637	1,815,633	1,831,425	1,839,059	1,849,313

Commercial real estate	2,853,115	2,844,792	2,830,086	2,839,905	2,820,410
Commercial construction	486,369	513,652	535,294	528,563	502,502
Commercial excluding PPP	969,493	1,037,718	1,030,620	1,056,334	1,038,939
Core commercial loans (1)	4,308,977	4,396,162	4,396,000	4,424,802	4,361,851

Consumer direct/indirect	184,574	187,936	187,664	193,830	203,800
Home equity and improvement lines	271,652	268,699	265,362	267,960	269,053
Total consumer loans	456,226	456,635	453,026	461,790	472,853

Deferred loan origination fees	13,564	13,339	12,877	13,267	12,326
Core loans (1)	6,588,404	6,681,769	6,693,328	6,738,918	6,696,343
PPP loans	324	369	417	469	526
Total loans	$6,588,728	$6,682,138	$6,693,745	$6,739,387	$6,696,869

Loans held for sale	$121,611	$138,604	$137,523	$145,641	$135,218
Core residential loans (1)	1,931,248	1,954,237	1,968,948	1,984,700	1,984,531
Total loans including loans held for sale but excluding PPP	6,710,015	6,820,373	6,830,851	6,884,559	6,831,561

Undisbursed construction loan funds - residential	$53,998	$52,140	$57,246	$72,748	$82,689
Undisbursed construction loan funds - commercial	159,805	123,445	151,677	208,718	284,610
Undisbursed construction loan funds - total	213,803	175,585	208,923	281,466	367,299
Total construction loans including undisbursed funds	$703,420	$698,886	$759,226	$838,823	$921,438
Gross loans (2)	$6,788,967	$6,844,384	$6,889,791	$7,007,586	$7,051,842

Fixed rate loans %	48.5%	48.7%	49.0%	49.3%	49.8%
Floating rate loans %	18.2%	16.2%	16.5%	15.6%	15.8%
Adjustable rate loans repricing within 1 year %	5.2%	5.2%	3.4%	3.4%	2.9%
Adjustable rate loans repricing over 1 year %	28.1%	29.9%	31.1%	31.7%	31.5%

Commercial Real Estate Loans Composition
Non owner occupied excluding office	$1,061,894	$1,047,892	$1,026,598	$1,027,801	$1,023,585
Non owner occupied office	184,156	186,266	189,436	205,302	207,869
Owner occupied excluding office	666,454	668,327	656,825	653,849	597,303
Owner occupied office	104,792	107,555	112,706	113,679	106,761
Multifamily	645,628	642,469	652,371	642,651	627,602
Agriculture land	120,956	121,597	121,102	121,544	119,710
Other commercial real estate	69,235	70,686	71,048	75,079	137,580
Total commercial real estate loans	$2,853,115	$2,844,792	$2,830,086	$2,839,905	$2,820,410

Capital Balances
Total equity	$1,019,007	$979,129	$974,341	$975,627	$919,567
Less: Regulatory goodwill and intangibles	299,866	300,770	301,716	302,706	303,740
Less: Accumulated other comprehensive income/(loss) ("AOCI")	(129,149)	(163,038)	(162,081)	(153,719)	(200,282)
Common equity tier 1 capital ("CET1")	848,290	841,397	834,706	826,640	816,109
Add: Tier 1 subordinated debt	35,000	35,000	35,000	35,000	35,000
Tier 1 capital	883,290	876,397	869,706	861,640	851,109
Add: Regulatory allowances	79,377	80,247	79,827	80,231	80,791
Add: Tier 2 subordinated debt	50,000	50,000	50,000	50,000	50,000
Total risk-based capital	$1,012,667	$1,006,644	$999,533	$991,871	$981,900

Total risk-weighted assets	$6,970,350	$7,062,328	$7,013,832	$7,066,743	$7,329,471

Capital Ratios
CET1 Ratio	12.17%	11.91%	11.90%	11.70%	11.13%
CET1 Ratio including AOCI	10.32%	9.61%	9.59%	9.52%	8.40%
Tier 1 Capital Ratio	12.67%	12.41%	12.40%	12.19%	11.61%
Tier 1 Capital Ratio including AOCI	10.82%	10.10%	10.09%	10.02%	8.88%
Total Capital Ratio	14.53%	14.25%	14.25%	14.04%	13.39%
Total Capital Ratio including AOCI	12.68%	11.95%	11.94%	11.86%	10.66%

 (1) Core loans represents total loans excluding undisbursed loan funds, deferred loan origination fees and PPP loans. Core commercial loans represents total commercial real estate, commercial and commercial construction excluding commercial undisbursed loan funds, deferred loan origination fees and PPP loans. Core residential loans represents total loans held for sale, one to four family residential real estate and residential construction excluding residential undisbursed loan funds and deferred loan origination fees.

(2) Gross loans represent total loans including undisbursed construction funds but excluding deferred loan origination fees.

Premier Financial Corp.
Loan Delinquency Information
(dollars in thousands)	Total Balance	Current	30 to 89 days past due	% of Total	Non Accrual Loans	% of Total

September 30, 2024
One to four family residential real estate	$1,806,389	$1,782,110	$8,291	0.46%	$15,988	0.89%
Construction	703,420	701,930	290	0.04%	1,200	0.17%
Commercial real estate	2,853,115	2,832,985	381	0.01%	19,749	0.69%
Commercial	969,817	929,270	1,428	0.15%	39,119	4.03%
Home equity and improvement	271,652	267,518	2,392	0.88%	1,742	0.64%
Consumer finance	184,574	176,034	4,374	2.37%	4,166	2.26%
Gross loans	$6,788,967	$6,689,847	$17,156	0.25%	$81,964	1.21%

June 30, 2024
One to four family residential real estate	$1,805,984	$1,781,241	$8,960	0.50%	$15,783	0.87%
Construction	698,886	698,886	-	0.00%	-	0.00%
Commercial real estate	2,844,792	2,832,095	8,581	0.30%	4,116	0.14%
Commercial	1,038,087	998,954	328	0.03%	38,805	3.74%
Home equity and improvement	268,699	264,563	2,478	0.92%	1,658	0.62%
Consumer finance	187,936	179,842	4,298	2.29%	3,796	2.02%
Gross loans	$6,844,384	$6,755,581	$24,645	0.36%	$64,158	0.94%

September 30, 2023
One to four family residential real estate	$1,797,676	$1,778,106	$7,857	0.44%	$11,713	0.65%
Construction	921,438	921,438	-	0.00%	-	0.00%
Commercial real estate	2,820,410	2,809,421	24	0.00%	10,965	0.39%
Commercial	1,039,465	1,025,632	1,670	0.16%	12,163	1.17%
Home equity and improvement	269,053	263,806	3,471	1.29%	1,776	0.66%
Consumer finance	203,800	196,754	4,200	2.06%	2,846	1.40%
Gross loans	$7,051,842	$6,995,157	$17,222	0.24%	$39,463	0.56%

Loan Risk Ratings Information
(dollars in thousands)	Total Balance	Pass Rated	Special Mention	% of Total	Classified	% of Total

September 30, 2024
One to four family residential real estate	$1,797,355	$1,780,621	$886	0.05%	$15,848	0.88%
Construction	703,420	683,741	19,679	2.80%	-	0.00%
Commercial real estate	2,851,403	2,750,149	48,571	1.70%	52,683	1.85%
Commercial	967,733	867,738	55,870	5.77%	44,125	4.56%
Home equity and improvement	270,330	268,887	-	0.00%	1,443	0.53%
Consumer finance	184,466	180,317	-	0.00%	4,149	2.25%
PCD loans	14,260	11,859	403	2.83%	1,998	14.01%

Gross loans	$6,788,967	$6,543,312	$125,409	1.85%	$120,246	1.77%

June 30, 2024
One to four family residential real estate	$1,796,799	$1,781,780	$470	0.03%	$14,549	0.81%
Construction	698,886	691,386	7,500	1.07%	-	0.00%
Commercial real estate	2,842,924	2,747,835	48,238	1.70%	46,851	1.65%
Commercial	1,034,491	952,016	37,107	3.59%	45,368	4.39%
Home equity and improvement	267,300	265,847	-	0.00%	1,453	0.54%
Consumer finance	187,816	184,242	-	0.00%	3,574	1.90%
PCD loans	16,168	13,480	164	1.01%	2,524	15.61%
Gross loans	$6,844,384	$6,636,586	$93,479	1.37%	$114,319	1.67%

September 30, 2023
One to four family residential real estate	$1,786,659	$1,775,530	$422	0.02%	$10,707	0.60%
Construction	921,438	913,605	7,833	0.85%	-	0.00%
Commercial real estate	2,819,121	2,738,398	54,523	1.93%	26,200	0.93%
Commercial	1,034,943	982,927	31,930	3.09%	20,086	1.94%
Home equity and improvement	267,106	265,975	-	0.00%	1,131	0.42%
Consumer finance	203,584	200,965	-	0.00%	2,619	1.29%
PCD loans	18,991	13,374	2,814	14.82%	2,803	14.76%
Gross loans	$7,051,842	$6,890,774	$97,522	1.38%	$63,546	0.90%

Premier Financial Corp.
Mortgage and Credit Information
(dollars in thousands)
	As of and for the Three Months Ended					Nine Months Ended
Mortgage Banking Summary	9/30/24	6/30/24	3/31/24	12/31/23	9/30/23	9/30/24	9/30/23
Revenue from sales and servicing of mortgage loans:
Mortgage banking gains, net	$691	$1,378	$1,283	$439	$2,584	$3,352	$3,989
Mortgage loan servicing revenue (expense):
Mortgage loan servicing revenue	1,839	1,835	1,842	1,844	1,850	5,516	5,583
Amortization of mortgage servicing rights	(1,320)	(1,313)	(1,238)	(1,257)	(1,291)	(3,871)	(3,787)
Mortgage servicing rights valuation adjustments	(16)	147	463	(224)	131	594	155
	503	669	1,067	363	690	2,239	1,951
Total revenue from sale/servicing of mortgage loans	$1,194	$2,047	$2,350	$802	$3,274	$5,591	$5,940

Mortgage servicing rights:
Balance at beginning of period	$18,286	$18,921	$19,452	$20,174	$20,823	$19,452	$21,858
Loans sold, servicing retained	846	678	707	535	642	2,231	2,103
Amortization	(1,320)	(1,313)	(1,238)	(1,257)	(1,291)	(3,871)	(3,787)
Balance at end of period	17,812	18,286	18,921	19,452	20,174	17,812	20,174
Valuation allowance:
Balance at beginning of period	(146)	(293)	(756)	(532)	(663)	(756)	(687)
Impairment recovery (charges)	(16)	147	463	(224)	131	594	155
Balance at end of period	(162)	(146)	(293)	(756)	(532)	(162)	(532)
Net carrying value at end of period	$17,650	$18,140	$18,628	$18,696	$19,642	$17,650	$19,642

Allowance for credit losses - loans
Beginning allowance	$77,222	$76,679	$76,512	$76,513	$75,921	$76,512	$72,816
Provision (benefit) for credit losses - loans	(475)	3,173	560	2,143	245	3,258	5,599
Net recoveries (charge-offs)	(605)	(2,630)	(393)	(2,144)	347	(3,628)	(1,902)
Ending allowance	$76,142	$77,222	$76,679	$76,512	$76,513	$76,142	$76,513

Total loans	$6,588,728	$6,682,138	$6,693,745	$6,739,387	$6,696,869
Less: PPP loans	(324)	(369)	(417)	(469)	(526)
Total loans ex PPP	$6,588,404	$6,681,769	$6,693,328	$6,738,918	$6,696,343

Allowance for credit losses (ACL)	$76,142	$77,222	$76,679	$76,512	$76,513
Add: Unaccreted purchase accounting marks	500	575	889	1,160	1,526
Adjusted ACL	$76,642	$77,797	$77,568	$77,672	$78,039
ACL/Loans	1.16%	1.16%	1.15%	1.14%	1.14%
Adjusted ACL/Loans ex PPP	1.16%	1.16%	1.16%	1.15%	1.17%

Credit Quality
Total non-performing loans (1)	$81,964	$64,158	$39,031	$35,491	$39,463
Real estate owned (REO)	326	394	255	243	387
Total non-performing assets (2)	$82,290	$64,552	$39,286	$35,734	$39,850
Net charge-offs (recoveries)	605	2,630	393	2,144	(347)

Allowance for credit losses / non-performing assets	92.53%	119.63%	195.18%	214.12%	192.00%
Allowance for credit losses / non-performing loans	92.90%	120.36%	196.46%	215.58%	193.89%
Non-performing assets / loans plus REO	1.25%	0.97%	0.59%	0.53%	0.60%
Non-performing assets / total assets	0.94%	0.74%	0.46%	0.41%	0.47%
Net charge-offs (recoveries) / average loans	0.04%	0.16%	0.02%	0.13%	-0.02%
Net charge-offs (recoveries) / average loans LTM	0.09%	0.07%	0.03%	0.06%	0.04%

(1) Non-performing loans consist of non-accrual loans.
(2) Non-performing assets are non-performing loans plus real estate and other assets acquired by foreclosure or deed-in-lieu thereof.

Premier Financial Corp.
Non-GAAP Reconciliations	Three Months Ended						Nine Months Ended
(In thousands, except per share and ratio data)	9/30/24	6/30/24	3/31/24	12/31/23	9/30/23		9/30/24	9/30/23
Total non-interest expenses	$41,915	$38,208	$39,900	$37,893	$38,052		$120,024	$125,338
Less: Transaction costs (pre-tax)(1)	2,789	50	-	-	-		2,839	3,652
Core non-interest expenses	$39,126	$38,158	$39,900	$37,893	$38,052		$117,185	$121,686
Average total assets	$8,696,051	$8,646,024	$8,591,947	$8,536,193	$8,582,219		$8,644,861	$8,538,248
Core non-interest expenses / average assets	1.79%	1.78%	1.87%	1.76%	1.76%		1.81%	1.91%

Core non-interest expenses	$39,126	$38,158	$39,900	$37,893	$38,052		$117,185	$121,686
Less: Insurance agency expenses	-	-	-	-	-		-	6,425
Core non-interest expenses excluding insurance agency	$39,126	$38,158	$39,900	$37,893	$38,052	-	$117,185	$115,261

Non-interest income	$12,574	$12,078	$12,496	$11,789	$13,253		$37,148	$79,061
Less: Gain on sale of insurance agency (pre-tax)	-	-	-	-	-		-	36,296
Core non-interest income	$12,574	$12,078	$12,496	$11,789	$13,253		$37,148	$42,765
Less: Securities gains (losses)	410	(176)	(37)	675	256		197	(1,091)
Core non-interest income (ex securities gains/losses)	$12,164	$12,254	$12,533	$11,114	$12,997		$36,951	$43,856

Tax-equivalent net interest income	$50,255	$49,297	$49,649	$52,593	$54,318		$149,201	$164,768
Core non-interest income (ex securities gains/losses)	12,164	12,254	12,533	11,114	12,997		36,951	43,856
Total core revenues	62,419	61,551	62,182	63,707	67,315		186,152	208,624
Core non-interest expenses	$39,126	$38,158	$39,900	$37,893	$38,052		$117,185	$121,686
Core efficiency ratio	62.68%	61.99%	64.17%	59.48%	56.53%		62.95%	58.33%

Income (loss) before income taxes	$21,130	$20,193	$22,303	$24,686	$30,238		$63,626	$114,793
Add: Provision (benefit) for credit losses	(290)	2,902	(133)	1,761	(773)		2,478	3,473

Pre-tax pre-provision income	20,840	23,095	22,170	26,447	29,465	66,104	118,266
Add: Transaction costs (pre-tax)	2,789	50	-	-	-	2,839	3,652
Less: Gain on sale of insurance agency (pre-tax)	-	-	-	-	-	-	36,296
Core pre-tax pre-provision income	$23,629	$23,145	$22,170	$26,447	$29,465	$68,943	$85,622
Average total assets	$8,696,051	$8,646,024	$8,591,947	$8,536,193	$8,582,219	$8,644,861	$8,538,248
Core pre-tax pre-provision return on average assets	1.08%	1.08%	1.04%	1.23%	1.36%	1.07%	1.34%

Net income (loss)	$16,665	$16,176	$17,789	$20,070	$24,687	$50,630	$91,227
Less: Gain on sale of insurance agency (pre-tax)	-	-	-	-	-	-	36,296
Add: Transaction costs (pre-tax)	2,789	50	-	-	-	2,839	3,652
Add: Tax impact of above items	(165)	(11)	-	-	-	(176)	8,483
Core net income	$19,289	$16,215	$17,789	$20,070	$24,687	$53,293	$67,066
Diluted shares - Reported	35,737	35,793	35,771	35,772	35,794	35,778	35,769
Core diluted EPS	$0.54	$0.45	$0.50	$0.56	$0.69	$1.49	$1.87

Average total assets	$8,696,051	$8,646,024	$8,591,947	$8,536,193	$8,582,219	$8,644,861	$8,538,248
Core return on average assets	0.88%	0.75%	0.83%	0.93%	1.14%	0.82%	1.05%

Average total equity	$997,845	$968,451	$974,560	$930,835	$939,456	$980,349	$920,967
Core return on average equity	7.69%	6.73%	7.34%	8.55%	10.43%	7.26%	9.74%

Average total tangible equity	$692,465	$662,148	$667,334	$622,592	$630,126	$674,049	$594,196
Core return on average tangible equity	11.08%	9.85%	10.72%	12.79%	15.54%	10.56%	15.09%

(1) Transaction costs for 2024 relate to the strategic merger transaction. Transaction costs for 2023 relate to the insurance agency sale.